UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 19, 2026

Fermi Inc.

(Exact name of registrant as specified in its charter)

Texas	001-42888	33-3560468
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

620 S. Taylor St., Suite 301 Amarillo, TX	79101
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (214) 894-7855

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	FRMI	The Nasdaq Stock Market LLC
Common Stock, $0.001 par value	FRMI	The London Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01 Entry into a Material Definitive Agreement.

On February 19, 2026, Fermi High Voltage Warehouse LLC (the “Borrower”), a Texas limited liability company, entered into a Master Loan Agreement (the “Credit Agreement”) with Keystone National Group, LLC, a Delaware limited liability company, as collateral agent and administrative agent (the “Agent”) for the lenders from time to time party thereto (each, a “Lender”), Keystone Private Income Fund (the “Initial Lender”), and Cape Commercial Finance LLC (“CCF”), as sole arranger (the “Sole Arranger”). All capitalized terms used but not defined herein shall have the meaning given to them in the Credit Agreement.

The Credit Agreement provides for a senior secured credit facility (the “Loan”) in an aggregate principal amount of $120,000,000 (the “Maximum Principal Amount”), which may be increased by an additional $100,000,000 subject to the terms and conditions of the Credit Agreement, to be advanced by the Lenders in one or more advances (each, an “Advance”) for the purpose of financing the purchase of certain equipment (the “Equipment Collateral”) to be used in connection with Fermi Inc.’s (the “Company”) Project Matador (the “Project”). Proceeds of the Loan will be used by the Borrower to (i) purchase or otherwise acquire the Equipment Collateral and (ii) fund reserves in the Borrower’s deposit account.

Advances under the Credit Agreement are available during the period commencing on the closing date and ending on the earlier of (i) twelve months following the closing date and (ii) the date on which the Loan is fully advanced (the “Availability Period”). No more than two (2) Advances may be requested by the Borrower in any calendar month, unless otherwise approved by the Agent and the related Lender, and no single Advance may be less than $500,000 unless it brings the aggregate principal amount of the Loan equal to the Maximum Principal Amount. The maximum amount that each Lender may disburse for any Advance shall not exceed the lower of (1) such Lender’s applicable commitment under the related promissory note and (2) 80% of the Equipment Purchase Price for the applicable Equipment Collateral (the “Lender Advance Rate”). The Borrower is required to fund an equity contribution equal to 20% of the Equipment Purchase Price for each Advance from sources other than the Loan.

The Credit Agreement also includes an accordion feature permitting the Borrower to request increases to the Maximum Principal Amount, subject to certain conditions, in a minimum amount of $5,000,000 per increase, with aggregate increases not to exceed $100,000,000.

The maximum principal amount available under Promissory Note No. 1 (“Note No. 1”) is $48,872,550.63, of which $893,554.71 has been advanced, and the maximum principal amount available under Promissory Note No. 2 (“Note No. 2, and together with Note No. 1, each a “Note” and collectively the “Notes”) is $57,462,019.95, of which $9,987,390.25 has been advanced. The maturity date for each Note is August 19, 2031 (the “Stated Maturity Date”) and the interest rate applicable to each Note is 12.90% per annum.

On the Stated Maturity Date of each Note, the entire unpaid principal amount of such Note, together with all accrued and unpaid interest thereon and any applicable undrawn payment amount, becomes due and payable. Prior to the conversion date specified in each Note (the “Conversion Date”), the Borrower makes interest-only payments on the first day of each calendar month. From and after the Conversion Date through the Stated Maturity Date, the Borrower makes monthly payments of principal and interest on each payment date, consisting of all accrued unpaid interest plus a percentage of the outstanding principal balance as of the Conversion Date, as specified in the applicable Note. Amounts borrowed under the Credit Agreement that are repaid or prepaid may not be reborrowed.

The Borrower has the right to voluntarily prepay each Note, in whole or in part, on the first day of any month occurring after the sixth payment date under such Note, upon ten (10) days’ prior written notice to each Lender and the Agent, by paying the applicable prepayment amount (the “Prepayment Amount”). For voluntary prepayments (other than certain mandatory prepayments), the Prepayment Amount includes the outstanding principal amount being prepaid together with the amount, if any, required to cause the multiple on invested capital ratio (the “MOIC Ratio”) to equal at least 1.22 to 1.00 (the “MOIC Minimum”).

The Borrower shall be required to prepay any Notes outstanding: (i) if the Agent has not received a copy of an approved customer agreement by December 31, 2026, the Borrower must prepay each Note in full at the applicable Prepayment Amount (which in such case equals the outstanding principal multiplied by 1.05); (ii) if the aggregate principal amount of the Loan outstanding exceeds 110% of the fair market value of the collateral, the Borrower must, within fifteen (15) business days of the Agent’s request, either reduce the outstanding principal to a level at or below such threshold by repaying the Loan or pledging additional collateral, or effect permitted exchanges to achieve the same result; and (iii) if the Agent or the applicable Lender determines that certain Equipment Collateral constitutes impaired equipment collateral, the Borrower must consummate a permitted exchange within sixty (60) days or prepay the related Advance in full. No premium, fee, or penalty applies to any prepayments made in connection with a permitted exchange, provided certain conditions are met.

The Loan and all other obligations under the Credit Agreement and the other loan documents are secured by a first-priority security interest in: (i) all Equipment Collateral, together with all present and future additions, parts, accessories, attachments, substitutions, repairs, improvements, and replacements thereof, and proceeds of insurance thereon; (ii) substantially all of Borrower’s assets, including the Borrower’s rights under all supply contracts, purchase orders, and related installation, servicing, and delivery contracts; (iii) a pledge of all membership interests in the Borrower held by its parent entity pursuant to a Pledge Agreement; (iv) a deposit account subject to a deposit account control agreement; (v) collateral assignments of all material documents; and (vi) all other property upon which a lien is granted pursuant to any loan document. Additionally, the Company has executed a limited guaranty for up to 25% of the principal amount under the Credit Agreement, subject to certain exceptions, in favor of the Agent for the benefit of the Lenders.

The Credit Agreement contains customary affirmative and negative covenants including, among others, prohibitions on mergers, consolidations, divisions, or dispositions of all or substantially all assets, or any change of control, prohibitions on creating, assuming, or permitting to exist any lien or security interest on the collateral, and prohibition on creating, incurring, or assuming any debt other than the Loan. Additionally , until the earlier of (i) payment in full of all obligations or (ii) execution of an approved customer agreement, the Guarantor is required to maintain liquidity of at least $20,000,000 at all times.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1#	Master Loan Agreement, dated as of February 19, 2026, among Fermi High Voltage Warehouse LLC, the lenders party thereto, Keystone National Group, LLC, as collateral agent and administrative agent and Cape Commercial Finance LLC, as sole arranger.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

#	Certain schedules, annexes and similar attachments have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to provide a copy of any omitted exhibit or schedule to the SEC or its staff upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FERMI INC.

Date: February 25, 2026	By:	/s/ Miles Everson
	Name:	Miles Everson
	Title:	Chief Financial Officer

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